Exhibit 99.6

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED NOVEMBER 26, 2025 FORMING A PART OF THE COMPANY’S REGISTRATION STATEMENT ON FORM S-1 AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE REGISTRATION STATEMENT ON FORM S-1 INCLUDING THE PROSPECTUS ARE AVAILABLE ON THE WEBSITE OF THE SECURITIES AND EXCHANGE COMMISSION AT HTTP://WWW.SEC.GOV OR UPON REQUEST FROM D.F. KING & CO., INC. , THE INFORMATION AGENT, BY CALLING (888) 280-6942.

GCI LIBERTY, INC.

SHARES OF SERIES C GCI GROUP COMMON STOCK SUBSCRIBED FOR UPON

EXERCISE OF SERIES C GCI GROUP RIGHTS

NOMINEE HOLDER CERTIFICATION

The undersigned, a custodian bank, broker, dealer, or other nominee holder of subscription rights (the “Series C GCI Group Rights”) to purchase shares of Series C GCI Group common stock, par value $0.01 (the “Series C GCI Group common stock”), of GCI Liberty, Inc. (the “Company”), with each whole Series C GCI Group Right entitling the holder to purchase one share of Series C GCI Group common stock at a subscription price of $[•] for holders of the Company’s Series A GCI Group common stock, par value $0.01 (the “Series A GCI Group common stock”), Series B GCI Group common stock, par value $0.01 (the “Series B GCI Group common stock” and, together with the Series A GCI Group common stock and the Series C GCI Group common stock, the “GCI Group common stock”)), and Series C GCI Group common stock (the “Subscription Price”), pursuant to the rights offering described in the Company’s prospectus dated November 26, 2025 forming a part of the Company’s Registration Statement on Form S-1 (as amended from time to time, together, the “Prospectus”), hereby certifies to the Company and Broadridge Corporate Issuer Solutions, LLC, as Subscription Agent for the rights offering, that:

1.

the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Series C GCI Group Rights to purchase the number of shares of Series C GCI Group common stock specified below pursuant to the basic subscription right entitled by the Series C GCI Group Rights, and on behalf of beneficial owners of Series C GCI Group Rights who have subscribed for the purchase of additional shares of Series C GCI Group common stock pursuant to the oversubscription privilege, listing below a number of shares of Series C GCI Group common stock corresponding to such beneficial owners’ exercised Series C GCI Group Rights; and

2.

to the extent a beneficial owner has elected to subscribe for shares of Series C GCI Group common stock pursuant to an oversubscription privilege, each such beneficial owner’s basic subscription privilege has been exercised in full:

SERIES AND NUMBER OF SHARES OF GCI GROUP COMMON STOCK HELD ON RECORD DATE	NUMBER OF SHARES OF SERIES C GCI GROUP COMMON STOCK SUBSCRIBED FOR PURSUANT TO BASIC SUBSCRIPTION PRIVILEGE	NUMBER OF SHARES OF SERIES C GCI GROUP COMMON STOCK SUBSCRIBED FOR PURSUANT TO OVERSUBSCRIPTION PRIVILEGE
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5.

Name of Custodian Bank, Broker, Dealer, or Other Nominee:

By:
Authorized Signature

Name:
(Please print or type)

Title:
(Please print or type)

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number
Participant:

By:
Authorized Signature

Name:
(Please print or type)

Title:
(Please print or type)

DTC Subscription Confirmation Number(s)